UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report is the form of presentation used by Montreign Operating Company, LLC (“Montreign Operating”), a wholly-owned subsidiary of Empire Resorts, Inc. (“Empire,” “we,” “us,” “our,” and, together with our subsidiaries, the “Company”), in connection with Montreign Operating’s discussions with various industry participants about the operation of a sports book at Resorts World Catskills upon the enactment of relevant regulations in New York State.

This report contains forward-looking statements. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the actual results, performance or achievements of Empire and Montreign Operating may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and variations of these terms and similar expression, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management team based on the experience of management operating other hotel and gaming facilities, are inherently uncertain. All statements in this report regarding our business strategy, future operations, financial position, prospects, construction plan, business plans and objectives, are forward-looking statements. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict.

The following factors, among others, could cause actual results to differ materially from those set forth in this report, as well as delays in completing the development of the Company’s resort casino (“Resorts World Catskills”), entertainment project (the “Entertainment Project”) or golf course (the “Golf Course” and together with Resorts World Catskills and Entertainment Project, the “Development Projects”), all of which are being developed at the master planned destination resort in Sullivan County, New York, on time:

•	Difficulties and/or delays in construction and completion of Resorts World Catskills, the Entertainment Project or Golf Course due to inclement weather, shortage in supplies or labor, changes to plans or specifications, disputes with contractors, unforeseen scheduling, engineering, excavation, environmental or geological problems, among other factors;

•	The delay or failure of New York State to enact regulations enabling sports betting at Resorts World Catskills;

•	Changes in the competitive environment in the hospitality, gaming and sports betting industries in the New York metropolitan area and nationally, including as a result of neighboring states’ legalization of sports betting prior to New York;

•	Failure to maintain and renew, or the loss of, any license or permit required under gaming laws or construction or operating permits and approvals required under laws applicable to the Company;

•	The financial condition of, and relationships with, third-party property owners and hospitality, gaming and sports betting venture partners;

•	Risks associated with the introduction of new brand concepts, including Resorts World Catskills;

•	The effects of local and national economic, credit and capital market conditions on the economy, in general, and on the hospitality, gaming and sports betting industries, in particular;

•	Our levels of leverage and ability to meet our debt service and other obligations; and

•	Changes in, and challenges to, gaming and sports betting laws or regulations, including their interpretation or application.

A more complete description of these risks and uncertainties can be found in the filings of the Company with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date hereof or as otherwise specified herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

The information in this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Exhibits

(d)    Exhibits.

Exhibit	Description

99.1	Presentation, dated June 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2018

EMPIRE RESORTS, INC.

By:	/s/ Ryan Eller
Name:	Ryan Eller
Title:	President and Chief Executive Officer

4